Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended December			Year-to-Date December
	2008	2007	Change	2008	2007	Change

Consolidated Earnings–As Reported	$0.24	$0.27	$(0.03)	$2.26	$2.29	$(0.03)
(See Notes)
Significant Factors:
Traditional Operating Companies			(0.03)			0.16
Southern Power			0.01			0.01
Synthetic Fuels			(0.01)			(0.08)
Parent Company and Other			0.00			(0.08)
Additional Shares			0.00			(0.04)
Total–As Reported			$(0.03)			$(0.03)

	Three Months Ended December			Year-to-Date December
	2008	2007	Change	2008	2007	Change

Consolidated Earnings–Excluding Items	$0.26	$0.26	$0.00	$2.37	$2.21	$0.16
(See Notes)
Total–As Reported			(0.03)			(0.03)
Leveraged Lease Adjustments			0.02			0.11
Synthetic Fuels			0.01			0.08
Total–Excluding Items			$0.00			$0.16

Notes

-    The charges related to Southern Company's investments in leveraged lease transactions significantly impacted the presentation of earnings and earnings per share for the three months and twelve months ended December 31, 2008, and significant charges related to these investments are not expected to occur on a regular basis.

-    Tax credits associated with Southern Company's synthetic fuel investments expired December 31, 2007. Synthetic fuel related income no longer materially contributes to Southern Company's earnings or earnings per share.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.